Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of Pacific Office Properties Trust, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dallas E. Lucas, President and Chief Executive Officer, and James M. Kasim, Chief Financial Officer, each certify, to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008

/s/ Dallas E. Lucas
Dallas E. Lucas
Chief Executive Officer, President

/s/ James M. Kasim
James M. Kasim
Chief Financial Officer